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                                  Exhibit 16.1


Securities and Exchange Commission
Washington D.C.  20549

Dear Sir/Madam:

We have read Item 4 of Form 8-K of InternetStudios.com, Inc., dated April 21, 2000, and agree with the statements made therein.



/s/ LABONTE & CO.
Vancouver, B.C.
April 21, 2000